Exhibit 10.1
MIRAVANT MEDICAL TECHNOLOGIES
CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into effective as of the 17th day of August, 2005 (the “Effective Date”) by and between MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation (the “Company”), and ROBERT J. SUTCLIFFE (the “Consultant”). The Company desires to retain the Consultant as an independent contractor to perform consulting services for the Company and the Consultant desires to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

1.  SERVICES AND COMPENSATION.

1.1  The Consultant agrees to serve as a consultant (the “Services”) as requested, from time to time, by the Company for the period ending December 31, 2005, and will advise and assist the Company on its strategic initiatives, including without limitation, fundraising and corporate partnering and licensing activities. There is no specified level of effort by the Consultant.

1.2  The Consultant will receive compensation in the amount of ONE HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($125,000), payable in two (2) installments of SIXTY TWO THOUSAND FIVE HUNDRED DOLLARS ($62,500) on August 17, 2005 and October 17, 2005. This arrangement is subject to renewal for periods beginning on January 1, 2006 at the option of the Board of Directors of the Company. There is no success fee payable.

1.3  The Consultant will also be entitled to reimbursement for his reasonable out-of-pocket expenses incurred in carrying out his duties and have been approved by the other members of the Board of Directors, with the Consultant abstaining.

1.4  The Consultant is Chairman of the Board of Directors of the Company, and his duties hereunder are in addition to his duties as Chairman of the Board of Directors.

2.  CONFIDENTIALITY.

2.1  Definition. "Confidential Information" means any Company, Company affiliate or third party proprietary information, technical data, trade secrets or know-how, including, but not limited to, inventions, discoveries, improvements, products, trade secrets, know-how, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment owned or possessed by the Company.

2.2  Non-Use and Non-Disclosure. The Consultant will not, during or subsequent to the term of this Agreement, use the Company’s Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company’s Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of the Company. The Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of the Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company’s favor identical to Sections 2, 3 and 4 of this Agreement. Confidential Information does not include information which (i) is known to the Consultant at the time of disclosure to the Consultant by the Company as evidenced by written records of the Consultant, (ii) has become publicly known and made generally available through no wrongful act of the Consultant, or (iii) has been rightfully received by the Consultant from a third party who is authorized to make such disclosure. Without the Company’s prior written approval, the Consultant will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that the Consultant has this arrangement with the Company.

2.3  Third Party Confidential Information.

2.3.1  The Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Consultant agrees that the Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

2.3.2  The Consultant agrees that the Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information, trade secrets or other intellectual property of any former or current employer or other person or entity with which the Consultant has an agreement or duty to keep in confidence information acquired by the Consultant, if any, and that the Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. The Consultant agrees that the Consultant will not incorporate any proprietary information, trade secrets or other intellectual property not developed solely by the Consultant into the work product produced by the Consultant in Consultant’s performance of the Services pursuant to this Agreement. The Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of the Consultant under this Agreement.

2.4  Return of Materials. Upon the termination of this Agreement, or upon the Company’s earlier request, the Consultant will deliver to the Company all of the Company’s property or Confidential Information that the Consultant may have in the Consultant’s possession or control.

3.  OWNERSHIP.

3.1  Assignment. The Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, “Works”) conceived, made or discovered by the Consultant, solely or in collaboration with others, during the period of this Agreement or in connection with the services provided by the Consultant to the Company prior to the date of this Agreement, which relate in any manner to the business of the Company that the Consultant may be directed to undertake, investigate or experiment with, or which the Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are “works made for hire” and are the sole property of the Company. The Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Works and any copyrights, patents, mask work rights or other intellectual property rights relating thereto resulting from the Consultant’s performance of the Services during the term of this Agreement, or in connection with services provided by the Consultant to the Company prior to the date of this Agreement. The Consultant agrees and acknowledges that the Company’s rights in and to any Works produced pursuant to the Consultant’s performance of the Services shall be exclusive as to all parties including the Consultant.

3.2  Further Assurances. The Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Works and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Works, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. The Consultant further agrees that the Consultant’s obligation to execute or cause to be executed, when it is in the Consultant’s power to do so, any such instrument or papers shall continue after the termination of this Agreement.

3.3  Pre-Existing Materials. The Consultant agrees that if in the course of performing the Services, the Consultant incorporates into any Work developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by the Consultant or in which the Consultant has an interest, (i) the Consultant shall inform Company, in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Work; and (ii) the Company is hereby granted and shall have an exclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Work. The Consultant shall not incorporate any invention, improvement, development, concept, discovery proprietary information or other intellectual property right owned by any third party into any Work without Company’s prior written permission.

3.4  Attorney in Fact. The Consultant agrees that if the Company is unable because of the Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure the Consultant’s signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Works assigned to the Company above, then the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Consultant’s agent and attorney in fact, to act for and in the Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by the Consultant.

4.  CONFLICTING OBLIGATIONS. The Consultant certifies that the Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude the Consultant from complying with the provisions hereof, and further certifies that the Consultant will not enter into any such conflicting agreement during the term of this Agreement.

5.  TERM AND TERMINATION.

5.1  Term. This Agreement will commence on the Effective Date.

5.2  Termination. Either party may immediately terminate this Agreement with cause, for gross negligence of the other party, upon written notice to the other.

5.3  Survival. Upon such termination all rights and duties of the parties toward each other shall cease except:

(i)  that the Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to the Consultant for Services provided by the Consultant prior to the termination date in accordance with the provisions of Section 1 (Services and Compensation) hereof;

(ii)  Sections 3 (Ownership) and 7 (Independent Contractor) shall survive termination of this Agreement; and

(iii)  Section 2 (Confidentiality) shall survive for a period of three years after the Effective Date.

6.  ASSIGNMENT. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by the Consultant without the express written consent of the Company.

7.  INDEPENDENT CONTRACTOR. It is the express intention of the parties that the Consultant is an independent contractor. Nothing in this Agreement shall in any way be construed to constitute the Consultant as an agent, employee or representative of the Company, but the Consultant shall perform the Services hereunder as an independent contractor. The Consultant agrees to furnish all tools and materials necessary to perform the Services, and shall incur all expenses associated with performance of the Services. The Consultant acknowledges and agrees that the Consultant is obligated to report as income all compensation received by the Consultant pursuant to this Agreement, and the Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. The Consultant further agrees to indemnify and hold harmless the Company and its directors, officers, managers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorney’s fees and other legal expenses, arising directly or indirectly from (i) any negligent, reckless or intentionally wrongful act of the Consultant or the Consultant’s assistants, employees or agents, (ii) a determination by a court or agency that the Consultant is not an independent contractor, or (iii) any breach by the Consultant or the Consultant’s assistants, employees or agents of any of the covenants contained in this Agreement.

8.  BENEFITS. The Consultant acknowledges and agrees and it is the intent of the parties hereto that the Consultant receive no Company-sponsored benefits from the Company either as a the Consultant or employee. Such benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401(k) participation. If the Consultant is reclassified by a state or federal agency or court as an employee, the Consultant will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company’s benefit plans in effect at the time of such reclassification the Consultant would otherwise be eligible for such benefits.

9.  ARBITRATION AND EQUITABLE RELIEF.

9.1  Disputes. Except as provided in Section 9.4 below, the Company and the Consultant agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to be held in Santa Barbara, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction.

9.2  Consent to Personal Jurisdiction. The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Consultant hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

9.3  Costs. The Company and the Consultant shall each pay one-half of the costs and expenses of such arbitration, and the prevailing party shall be paid by the other party for the prevailing party's counsel fees and expenses, unless otherwise required by law.

9.4  Equitable Relief. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

9.5  Acknowledgement. THE CONSULTANT HAS READ AND UNDERSTANDS SECTION 9, WHICH DISCUSSES ARBITRATION. CONSULTANT UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, CONSULTANT AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 9.4, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF CONSULTANT’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

10.  MISCELLANEOUS.

10.1  Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

10.2  Amendment. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto. This Agreement constitutes the full and complete understanding and agreement of the parties and supercedes all prior understandings and agreements regarding the subject matter hereof.

10.3  Notices. All notices required or given herewith shall be addressed to the Company or the Consultant at the designated addresses set forth on the signature page attached hereto by facsimile with confirmation, registered mail, special delivery, or by certified courier service.

10.4  Attorneys Fees. In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney’s fees, in addition to any other relief to which that party may be entitled.

10.5  Time of the Essence. Time is of the essence of this Agreement.

10.6  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10.7  Titles; Interpretation. Title and section headings herein are for purposes of reference only and shall in no way limit, define or otherwise affect the meaning or interpretation of any of the provisions of this Agreement. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

10.8  Severability. The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

MIRAVANT MEDICAL TECHNOLOGIES

/s/ John M. Philpott
___________________________
John M. Philpott,
Chief Financial Officer

Address:
7408 Hollister Avenue
Santa Barbara, CA 93117

Fax: 805-685-1901
CONSULTANT: /s/ Robert J. Sutcliffe ___________________________ ROBERT J. SUTCLIFFE Address: One Bunker Hill 601 W. Fifth Street, #1111 Los Angeles, CA 90071 Fax: 213-624-6864

[Signature Page to Consulting Agreement]